CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Series Trust II of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 7, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report

Variable Portfolio - Managed Volatility Moderate Growth Fund (formerly known as Columbia Variable Portfolio - Managed Volatility Moderate Growth Fund)	2/20/2018
Variable Portfolio - Conservative Portfolio	2/20/2018
Variable Portfolio - Moderately Conservative Portfolio	2/20/2018
Variable Portfolio - Moderate Portfolio	2/20/2018
Variable Portfolio - Moderately Aggressive Portfolio	2/20/2018
Variable Portfolio - Aggressive Portfolio	2/20/2018

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